Exhibit (3) B

BYLAWS
MERCANTILE BANKSHARES CORPORATION

ARTICLE I

     Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at the time and on the day in May of each year as shall be fixed from time to time by the Board of Directors or by the Executive Committee. Notice of the time and place of such annual meeting shall be given to each stockholder in the manner provided in Section 1 of Article X of these bylaws not less than ten days nor more than ninety days before the meeting.

     Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President, or as otherwise provided by law. Notice of the time, place and purpose of each special meeting of stockholders shall be given to each stockholder in the manner provided in Section 1 of Article X of these bylaws not less than ten days nor more than ninety days before the meeting. No business shall be transacted at a special meeting except that specified in the notice.

     Section 3. Removal of Directors. At any special meeting of the stockholders called in the manner provided for by this Article, the stockholders, by a majority of the votes entitled to be cast by the stockholders entitled to vote thereon, may remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies from the remainder of his or their terms.

     Section 4. Voting; Proxies; Record Date. At all meetings of stockholders, any stockholder shall be entitled to vote in person or by proxy authorized by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting and shall be dated but need not be sealed, witnessed or acknowledged. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article IX, Section 4 of these bylaws.

     Section 5. Quorum. If at any annual or special meeting of stockholders a quorum shall fail to attend, those attending in person or by proxy may, by majority of the votes entitled to be cast, adjourn the meeting from time to time, not exceeding sixty days in all, and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.

     Section 6. Filing Proxies. At all meetings of stockholders, the proxies shall be filed with and be verified by the Secretary of the Corporation or, if the meeting shall so decide, by the Secretary of the meeting.

     Section 7. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place either within or without the State of Maryland as may be designated in the notice of the meeting.

     Section 8. Order of Business. At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

     (1) Organization.

     (2) Proof of notice of meeting or of waivers thereof.

(The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, being proof of service of notice.)

     (3) Submission by Secretary, or by Inspectors, if any shall have been elected or appointed, of list of stockholders entitled to vote, present in person or by proxy.

     (4) If an annual meeting or a special meeting called for that purpose, reading of unapproved minutes of preceding meetings and action thereon.

     (5) Reports.

     (6) The election of directors if an annual meeting or a special meeting called to elect directors, or to remove directors and elect their successors.

     (7) Unfinished business.

     (8) New Business.

     (9) Adjournment.

     Section 9. Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders.

     (a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board or the President or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 9(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 9(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 9 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder (including such individual’s written consent to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 9(a), the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

          (3) Notwithstanding anything in this subsection (a) of this Section 9 to the contrary, in the event (1) (i) the Board of Directors increases or decreases the number of directors or (ii) the Board of Directors amends the bylaws pursuant to Article XII, and (2) there is no public announcement by the Corporation of such action at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase or for any action proposed by any stockholder which is permitted by Article XII of these bylaws, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation of the occurrence of such action.

          (4) For purposes of this Section 9, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

     (b) Special Meetings of Stockholders. No business shall be transacted at a special meeting except that specified in the notice. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 9 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (2) of Section 9(a) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

     (c) General. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 9. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 9.

          (2) Only such individuals who are nominated in accordance with this Section 9 shall be eligible for election by stockholders as directors, and only such business, including any action proposed by any stockholder which is permitted by Article XII of these bylaws, shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 9. The presiding officer of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 9.

          (3) For purposes of this Section 9, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) communicated by notice to stockholders pursuant to Section 1 of Article X of these bylaws; (ii) by any general mailing to stockholders of record; (iii)

in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service; (iv) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or other applicable securities law; or (v) by any other means reasonably calculated to constitute public disclosure.

          (4) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE II

Directors.

     Section 1. Powers. The Board of Directors shall have the control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the Corporation and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the Charter or by these bylaws. A director need not be a stockholder.

     Section 2. Number. There shall be seventeen directors. The number of directors may be decreased to not less than seven or increased to not more than thirty from time to time by amendment of this bylaw by the stockholders or by the Board of Directors. Each director, unless sooner removed by the stockholders, shall serve until the next annual meeting of stockholders or until his successor shall be elected and shall have qualified.

     No person shall be eligible for election as a director, either by the stockholders or by the Board of Directors, who at the time of such proposed election has passed his 70th birthday.

     Section 3. Vacancies. If the office of a director becomes vacant, or if the number of directors is increased, such vacancy may be filled by the Board by a vote of a majority of directors then in office although such majority is less than a quorum. The stockholders may, however, at any time during the term of such director, elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and such election by the stockholders shall be deemed a filling of the vacancy and not a removal and may be made at any meeting called for that purpose.

     If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the President may call such meeting, and directors for the unexpired term may be elected at the said special meeting, in the manner provided for their election at annual meetings.

     Section 4. Meetings. Four or more regular meetings of the Board of Directors shall be held at an office of the Corporation each year. One of such meetings shall be held on the same day as and immediately following the annual meeting of stockholders and the remaining meetings shall be held on such days and at such times as shall be fixed by the chief executive officer but there shall be at least one regular meeting in each calendar quarter. Notice of the date and time of every regular meeting shall be mailed or telegraphed or given personally to each director not less than five days before the meeting.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice-Chairman of the Board or the President and shall be called at the request of two or more directors. Notice of the time and place of any special meeting shall be given to each director in the manner provided in

Section 2 of Article X of these bylaws not less than twenty-four hours before the meeting.

     Section 6. Quorum. One-third of the total number of directors, but not less than four, shall constitute a quorum for the transaction of business. If less than a quorum be present at any meeting duly called, a majority of those present may adjourn the meeting from time to time with notice to absent directors.

     Section 7. Place of Meetings. Regular or special meetings of the Board may be held within or without the State of Maryland as the Board may from time to time determine. The time and place of a meeting may be fixed by the party making the call.

     Section 8. Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with the laws of the State of Maryland or these bylaws or the Charter.

     Section 9. Compensation. The directors may receive a stated salary for their services or a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board of Directors. Such stated salary or attendance fee shall be determined by resolution of the Board unless the stockholders have adopted a resolution relating thereto. Nothing herein contained shall be construed to preclude a director from serving in any other capacity and receiving compensation therefor.

ARTICLE III

Committees.

     Section 1. Executive Committee. There shall be an Executive Committee of such number not more than fourteen nor less than seven as the Board of Directors may determine. The Chairman of the Board, the Vice-Chairman of the Board, the President and the chief executive officer if an officer other than the officers stated above, shall be members ex officio. The remaining members shall be elected annually by the Board of Directors from among its members, preferably at the first meeting after the annual meeting of stockholders, and shall serve during the pleasure of the Board. The chief executive officer or such other person as shall be designated by the Board shall act as chairman of the committee. Additional or substitute members may be elected by the Board at any time. In addition, the chief executive officer shall have power to make temporary appointments to the committee of members of the Board of Directors to serve as additional members or to act in the place and stead of members of the committee who temporarily cannot attend its meetings. The Executive Committee shall have and may exercise, so far as may be permitted by law, all of the powers of the Board of Directors during intervals between meetings thereof.

     Section 2. Other Committees. The Board of Directors may also appoint from their number other committees and, to the extent permitted by law, may delegate to any such committee the exercise of powers of the Board of Directors during intervals between meetings thereof.

     Section 3. Committee Meetings. All actions of any committee shall be recorded in minutes of its meetings and all such actions shall be reported to the next succeeding meeting of the Board of Directors. Meetings of any committee may be held at any time and place upon the call of the Chairman of the Board, the Vice-Chairman of the Board, the President, the chief executive officer if an officer other than the officers stated above, or any other member of the committee called to meet.

Notice of the time and place of any special meeting of any committee shall be given in the manner provided in Section 2 of Article X of these bylaws not less than twelve hours before the meeting. Six members of the Executive Committee and four members of any other committee shall constitute a quorum unless otherwise provided by the Board of Directors for any particular committee.

ARTICLE IV

Officers.

     Section 1. Officers and their Duties. The officers of the Corporation shall consist of the Chairman of the Board, the Vice-Chairman of the Board, the President, the Secretary, the Treasurer and whenever deemed advisable by the Board one or more executive vice presidents, one or more vice presidents, assistant secretaries, assistant treasurers or other officers. All of said officers shall be chosen by the Board of Directors and shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. The Chairman of the Board, the Vice-Chairman of the Board and the President shall be chosen from among the directors. Any two offices except those of Chairman of the Board and Vice-Chairman of the Board, and President and Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, when such instrument is required to be executed, acknowledged, or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees, with such powers and duties as they may deem proper.

     The Board of Directors shall, from time to time, designate from among the officers, a chief executive officer who shall direct the management of the Corporation under the supervision of the Board of Directors or the appropriate committees thereof and, subject to the same supervision, may also assign to the other officers of the Corporation duties in addition to those prescribed by these bylaws or assigned to them by the Board of Directors. The Board of Directors may, from time to time, designate from among the officers, the officer or officers who shall act as chief executive officer in case of the absence or inability to act of the then designated chief executive officer.

     Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors and shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 3. Vice-Chairman of the Board. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall act in the place of the Chairman of the Board and assume his duties and be vested with all his powers and authorities. He shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 4. President. In the absence of the Chairman of the Board and the Vice-Chairman of the Board, the President shall act in the place of the Chairman of the Board and assume his duties and be vested with all his powers and authorities. He shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 5. Vice-Presidents. The executive vice-presidents and vice-presidents shall perform such duties as the Board of Directors may direct.

     Section 6. Treasurer. The Treasurer shall perform such duties as may be assigned to him by the Board of Directors.

     Section 7. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and shall attend to the giving and serving of all notices of the Corporation required by law or these bylaws. He shall maintain at all times in the principal office of the Corporation at least one copy of the bylaws with all amendments to date and shall make the same, together with the minutes of the meetings of the stockholders, the annual statement of the affairs of the Corporation and any voting trust agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. He shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 8. Assistant Treasurer and Assistant Secretary. The assistant treasurers and assistant secretaries shall perform such duties as may from time to time be assigned to them by the Board of Directors.

     Section 9. Substitutes. The Board of Directors may from time to time in the absence of any one of said officers or at any other time designate any other person or persons, on behalf of the Corporation, to sign any contracts, deeds, notes, or other instruments in the place or stead of any of said officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this Corporation as fully as if executed by any regular officer.

ARTICLE V

Resignation of Director or Officer.

     Any director or officer may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation unless some other time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective unless the resignation so provides.

ARTICLE VI

Commercial Paper, Etc.

     All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser, or otherwise, and all assignments and transfers of stock, contracts or written obligations of the Corporation, and all negotiable instruments shall be made in the name of the Corporation and shall be signed by the President, the Treasurer or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VII

Fiscal Year.

     The fiscal year of the Corporation shall cover such period of twelve months as the Board of Directors may determine. In the absence of any such determination the accounts of the Corporation shall be kept on a calendar year basis.

ARTICLE VIII

Seal.

     The seal of the Corporation shall be a circle inscribed with the name of the Corporation and the year and State in which it is incorporated.

ARTICLE IX

Miscellaneous Provisions - Stock.

     Section 1. Issue. All certificates of stock shall be signed by the Chairman of the Board, the Vice-Chairman of the Board, the President, or any Vice-President and countersigned by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, any of which may be facsimile signatures if the certificate is countersigned by the Transfer Agent, and sealed with the seal of the Corporation.

     Section 2. Transfers. No transfers of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation upon surrender and cancellation of certificates for a like number of shares.

     Section 3. Form of Certificates; Procedure. The Board of Directors shall have power and authority to determine the form of stock certificates (except in so far as prescribed by law), and to make all such rules and regulations, as they may deem expedient concerning the issue, transfer and registration of said certificates, and to appoint one or more transfer agents or registrars to countersign and register the same.

     Section 4. Record Dates for Dividends and Stockholders’ Meetings. The Board of Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders the record date shall be fixed not less than ten days prior to the date of the meeting.

     Section 5. Lost and Destroyed Certificates. The holder of any shares of this Corporation shall immediately notify it of any loss or destruction of the stock certificate representing such shares. A new certificate may be issued upon satisfactory proof of the loss, or destruction, and delivery to this Corporation of a bond which shall be in such form, contain such terms and provisions, and have such surety or sureties as the officers of this Corporation may direct.

ARTICLE X

Notice.

     Section 1. Notice to Stockholders. Whenever by law or these bylaws notice is required to be given to any stockholder, such notice may be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation. Such leaving or mailing of notice shall be deemed the time of giving such notice.

     Section 2. Notice to Directors and Officers. Whenever by law or these bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by wire addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post office or in a letter box in a post-paid, sealed wrapper addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation; and the time when such notice shall be mailed or consigned to a telegraph company for delivery shall be deemed to be the time of the giving of such notice.

     Section 3. Waiver of Notice. Notice to any stockholder or director of the time, place and purpose of any meeting of stockholders or directors required by these bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

ARTICLE XI

Voting of Stock in Other Corporations.

     Any stock in other corporations, which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such other corporations by the Chairman of the Board, Vice-Chairman of the Board, President, or a Vice President or by proxy or proxies appointed by any one of said officers or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of the majority of the Directors.

ARTICLE XII

Amendments.

     These bylaws may be added to, altered, amended, repealed or suspended by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. Any action of the Board of Directors in adding to, altering, amending, repealing or suspending these bylaws shall be reported to the stockholders at the next annual meeting and may be changed or rescinded by majority vote of all of the stock then outstanding and entitled to vote. In no event shall the Board of Directors have any power to amend this Article.

As amended through March 9, 2004